Exhibit 99.2

Illumination Acquisition Corp I Announces Closing of $230,000,000 Initial Public Offering,

Including Full Exercise of Underwriter’s Over-Allotment Option

NEW YORK, March 2, 2026 — (BUSINESS WIRE) — Illumination Acquisition Corp I (Nasdaq: ILLUU) (the “Company”) announced today that it closed its initial public offering of 23,000,000 units, including the full 3,000,000 units subject to the underwriter’s over-allotment option, at $10.00 per unit. The offering resulted in gross proceeds to the Company of $230,000,000.

The Company’s units are listed on the Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “ILLUU” on February 27, 2026. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on Nasdaq under the symbols “ILLU” and “ILLUW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 625,000 units at a price of $10.00 per unit, resulting in gross proceeds of $6,250,000. Illumination Acquisition 1 Sponsor LLC, the Company’s sponsor, purchased 395,000 of the private placement units and BTIG, LLC purchased 230,000 of the private placement units. Each private placement unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Of the proceeds received from the consummation of the initial public offering and the simultaneous private placement of units, $230,000,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Illumination Acquisition Corp I is a Cayman Islands exempted company incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination in any industry or geographic location. However, it expects to focus on identifying a growth company in a vertical where its management team has domain expertise, including but not limited to the nuclear, artificial intelligence/high performance computing, technology, industrial growth and financial services industries.

BTIG, LLC acted as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 26, 2026. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attn: Syndicate Department, (212) 593 7555, by email at: ProspectusDelivery@btig.com, or by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the anticipated use of net proceeds of the initial public offering and simultaneous private placement and search for an initial business combination. No assurance can be given that the net proceeds of the offering and simultaneous private placement will be used as indicated in the offering prospectus, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Illumination Acquisition Corp I

John Lipman

Chief Executive Officer

info@illuminationspac.com